CERTIFICATION PURSUANT TO
                     18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly report of Wizzard Software Corporation (the "Registrant") on Form 10-QSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Christopher J. Spencer, CEO, President, Treasurer and director of the Registrant, and Gordon Berry, Controller of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

     (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 7/31/03                               /s/ Christopher Spencer
      ---------------                       -------------------------------
                                            Christopher J. Spencer
                                            CEO, President, Treasurer and
                                            director


Dated: 7/31/03                               /s/ Gordon Berry
      ---------------                       -------------------------------
                                            Gordon Berry
                                            Controller